UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2018
PTC THERAPEUTICS, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)
Company’s telephone number, including area code: (908) 222-7000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders
PTC Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 13, 2018. The final results for the votes regarding each proposal are set forth below.
The stockholders of the Company elected two Class II directors, each to hold office until the Company’s 2021 annual meeting of stockholders or until his successor has been duly elected and qualified, as follows:

Director	For	Withheld	Broker Non-Votes
Michael Schmertzler	32,931,274	732,675	6,991,227
Glenn D. Steele, Jr., M.D., Ph.D.	19,424,828	14,239,121	6,991,227

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified by the Company’s stockholders with 40,516,080 votes “For,” 130,251 votes “Against,” and 8,845 votes “Abstained.”

The non-binding advisory proposal on named executive officer compensation was approved by the Company’s stockholders with 33,040,595 votes “For,” 604,299 votes “Against,” 19,055 votes “Abstained,” and 6,991,227 broker non-votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 14, 2018	By:	/s/ Christine Utter
	Name:	Christine Utter
	Title:	Principal Financial Officer